SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C. 20549



                                   Form 8-K/A

                                 CURRENT REPORT
                                 Amendment No. 1


    PURSUANT TO SECTION 13 or 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934



                          Date of Report: April 4, 1997



                                  PACIFIC BELL



A California                 Commission File                I.R.S. Employer
Corporation                     No. 1-1414                   No. 94-0745535



          140 New Montgomery Street, San Francisco, California 94105





                         Telephone Number (415) 542-9000



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Form 8-K/A                                                        Pacific Bell


The registrant hereby amends and supplements the following items of its Current Report on Form 8-K dated April 4, 1997:

Item 4.     Change in Registrant's Certifying Accountant

On April 1, 1997, SBC Communications Inc. ("SBC"), a Delaware corporation, and Pacific Telesis Group ("PAC"), a Nevada corporation, consummated a merger (the "Merger") whereby SBC Communications (NV) Inc. ("Merger Sub"), a Nevada corporation and a wholly-owned subsidiary of SBC, was merged with and into PAC, a regional telephone holding company, pursuant to the Agreement and Plan of Merger (the "Merger Agreement"), dated as of April 1, 1996, among SBC, PAC and Merger Sub. Pacific Bell is a wholly-owned subsidiary of PAC. As a result of the Merger, PAC and its subsidiary Pacific Bell have become wholly-owned subsidiaries of SBC.

The SBC Board of Directors had previously approved the appointment of Ernst & Young LLP as auditor of SBC and its subsidiaries. Accordingly, effective with the closing of the Merger, Coopers & Lybrand L.L.P., auditor of PAC and Pacific Bell, was replaced with Ernst & Young LLP, auditor of SBC. However, Coopers & Lybrand L.L.P. has been engaged to perform a review, as defined by the American Institute of Certified Public Accountants standards, of the March 31, 1997 interim financial statements of Pacific Bell.

The reports of Coopers & Lybrand L.L.P. on Pacific Bell's financial statements for the past two fiscal years did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

In connection with the audits of Pacific Bell's financial statements for each of the two fiscal years ended December 31, 1996, there were no disagreements with Coopers & Lybrand L.L.P. on any matters of accounting principles or practices, financial statement disclosure, or auditing scope and procedures which, if not resolved to the satisfaction of Coopers & Lybrand L.L.P., would have caused them to make reference to the matter in their reports.

Pacific Bell has requested Coopers & Lybrand L.L.P. to furnish it a letter addressed to the Commission stating whether it agrees with the above statements. A copy of the letter, dated January 9, 1998, is filed as Exhibit 16 to this Form 8-K/A.

Item 7.     Financial   Statements,  Pro   Forma  Financial   Information  and
            Exhibits.

            (a) Exhibits.

            16 Letter of Coopers & Lybrand L.L.P.




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                                       2

Form 8-K/A                                                        Pacific Bell



                                    SIGNATURE
                                   ---------

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date: January 9, 1998                           Pacific Bell



                                   By:  /s/ Donald E. Kiernan
                                       ------------------------
                                       Donald E. Kiernan
                                       Vice President